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                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-47019) of Baxter International Inc. of our report dated June 13, 2001 relating to the financial statements and financial statement schedule of the Baxter International Inc. and Subsidiaries Incentive Investment Plan, which appears in this Form 11-K.


PricewaterhouseCoopers LLP


Chicago, Illinois
June 28, 2001